Exhibit 99

             NDS Group Plc Reports First Quarter Results;
      Earnings Release for the Quarter Ended September 30, 2005;
  Continued Revenue and Operating Income Growth Through Increase in
                Subscribers and Middleware Deployments

    NEW YORK & LONDON--(BUSINESS WIRE)--Nov. 1, 2005--NDS Group plc
(NASDAQ:NNDS):

    Highlights:

    --  Revenues for first quarter up 2% to $144 million

    --  Operating income up 41% to $35.7 million

    --  Diluted EPS up 52% to $0.47

    --  58.5 million active digital TV smart cards

    -- 6.3 million additional set-top boxes activated with NDS middleware

    NDS Group plc (NASDAQ / Euronext Brussels: NNDS), a supplier of open end-to-end digital technology and services to digital pay-television platform operators and content providers, announced today its results for the quarter ended September 30, 2005.
    Commenting on NDS's performance, Dr. Abe Peled, President and Chief Executive Officer of NDS, said: "We have had another strong quarter. It is particularly pleasing to see the improvement in our profitability resulting from our investments in middleware and PVR technologies."
    Alex Gersh, Chief Financial Officer, added: "The most significant development in NDS's financial performance this quarter has been a 37.9% improvement in the operating margin. A reduction in research and development expenses as a result of a grant we received from the French government, an improved sales mix and a continued focus on achieving operating efficiencies, all contributed to our improved operating margin."


KEY PERFORMANCE MEASURES

                                  Three      Three    Change   Year
                                  months     months            ended
                                  ended      ended            June 30,
                                 September  September           2005
                                 30, 2005   30, 2004
------------------------------- ---------- ---------- ------ ---------
Financial measures
------------------------------- ---------- ---------- ------ ---------
Revenue (in thousands)           $144,495   $141,279     +2% $556,330
------------------------------- ---------- ---------- ------ ---------
Operating Income (in thousands)   $35,735    $25,284    +41%  $92,191
------------------------------- ---------- ---------- ------ ---------
Operating Margin                     24.7%      17.9% +37.9%     16.6%
------------------------------- ---------- ---------- ------ ---------
Net Income (in thousands)         $27,105    $17,617    +54%  $73,998
------------------------------- ---------- ---------- ------ ---------

------------------------------- ---------- ---------- ------ ---------
Diluted net income per share        $0.47      $0.31    +52%    $1.29
------------------------------- ---------- ---------- ------ ---------
Non-Financial measures
------------------------------- ---------- ---------- ------ ---------
Smart card deliveries
------------------------------- ---------- ---------- ------ ---------
Quantity delivered in period          5.5        8.9             30.8
                                   million    million          million
------------------------------- ---------- ---------- ------ ---------
Authorized cards
------------------------------- ---------- ---------- ------ ---------
Net additions                         1.8        3.8             13.0
                                   million    million          million
------------------------------- ---------- ---------- ------ ---------
At end of period                     58.5       47.8             56.7
                                   million    million          million
------------------------------- ---------- ---------- ------ ---------
Middleware deployments
------------------------------- ---------- ---------- ------ ---------
Set-top boxes in period               6.3        0.4              2.0
                                   million    million          million
------------------------------- ---------- ---------- ------ ---------
Cumulative set-top boxes,            26.7       18.8             20.4
 end of period                     million    million          million
------------------------------- ---------- ---------- ------ ---------
PVR deployments
------------------------------- ---------- ---------- ------ ---------
Set-top boxes in period               0.3        0.3              1.0
                                   million    million          million
------------------------------- ---------- ---------- ------ ---------
Cumulative set-top boxes,             1.7        0.7              1.4
 end of period                     million    million          million
------------------------------- ---------- ---------- ------ ---------
Employee numbers
------------------------------- ---------- ---------- ------ ---------
Full-time equivalents, end of
 period                             2,640      2,119            2,508
------------------------------- ---------- ---------- ------ ---------


    STRATEGIC HIGHLIGHTS

    -- New Zealand's pre-eminent pay-TV operator, SKY Television, is upgrading its digital broadcasting system using the latest versions of NDS's end-to-end solutions and has selected NDS XTV(TM) PVR solution to launch an integrated personal video recorder service.

    -- SkyLife (Korea Digital Satellite Broadcasting), with 1.8 million subscribers, has selected NDS's XTV(TM) technology for an integrated personal video recorder service anticipated to launch in mid-2006.

    -- NDS and Philips have announced the production launch of new digital MHP terrestrial receivers.

    -- Nickelodeon and NDS are continuing their 6 year relationship by signing a new contract for the ongoing development and delivery of interactive games.

    -- Tandberg, Pace Micro Technology and MGt have joined forces with NDS to launch an end-to-end digital pay-TV solution, NDS VideoGuard Express, which is specifically designed for smaller and mid size cable and pay-TV operators.

    -- DTH Television Grup, a leading digital satellite pay-TV broadcaster in Romania, has signed a contract with NDS to deploy VideoGuard condition access on DTH Television Grup's digital pay-TV platform.

    -- Victor Chandler, the U.K.'s leading independent bookmaker, will license NDS's OpenBet integrated games platform.

    -- NDS acquired NT Media, a U.K. games design company, to develop and further enhance new gaming concepts, as well as fully fledged casino software packages.

    FINANCIAL REVIEW

    Revenue

    Revenue for the three months ended September 30, 2005 was $144.5 million, an increase of 2% compared to the corresponding period of the previous fiscal year. Conditional access revenue was lower due to fewer deliveries of smart cards offset in part by higher security fees. The decrease in smart card sales reflects the fact that prior year shipments were exceptionally high, principally due to demand from DIRECTV and from Sky Italia, which in fiscal 2005 completed the migration of all its subscribers to NDS technology. Higher license fees and royalties was mainly due to middleware supplied to DIRECTV, which commenced the download of the Company's MediaHighway middleware to certain models of set-top boxes in use by its subscribers. The increase in revenues from new technologies was due to higher development and royalty income related to the deployment of the Company's advanced PVR technologies by several of our customers. In addition, revenue from interactive infrastructure, gaming applications and the Company's Synamedia IP-TV technologies increased due to the higher number of the Company's customers' subscribers using NDS technology and the addition of NDS technology on new platforms.

    Cost of goods and services sold and gross margin

    Cost of goods and services sold increased by 4% in the three months ended September 30, 2005 compared to the corresponding period in the previous fiscal year. The effect of a decrease in the volume of smart cards shipped was offset by a substantial increase in the number of employees working on customer support, development projects undertaken under customer contracts and smart card processing. Gross margin as a percentage of revenues increased slightly to 58.6% for the three months ended September 30, 2005.

    Operating expenses

    Total operating expenses decreased approximately 16% from the corresponding period in the prior fiscal year. This decrease is attributable to a higher proportion of engineering resources being utilized on specific customer projects as opposed to internal research projects and development activities. In addition the Company received a $5.3 million grant from the French government as a consequence of being engaged in research projects. Partially offsetting these decreases were increased infrastructure and facilities costs primarily due to the increase in the number of software development engineers. Sales and marketing expenses increased as a result of greater activity, particularly in Europe and Asia. General and administrative expenses have reduced as a consequence of lower facilities costs and lower legal expenses.

    Operating income and other items

    As a result of the factors outlined above, operating income was $35.7 million for the three months ended September 30, 2005, compared to $25.3 million for the corresponding period of the previous fiscal year.
    Net income for the three months ended September 30, 2005 was $27.1 million, or $0.49 per share ($0.47 on a diluted basis), compared to $17.6 million, or $0.32 per share ($0.31 on a diluted basis), for the three months ended September 30, 2004.

    Liquidity and capital resources

    The Company had a net inflow of cash of $2.0 million in the three months ended September 30, 2005, compared to a net cash outflow of $4.7 million in the three months ended September 30, 2004. As of September 30, 2005, the Company had cash and cash equivalents of $342 million.
    Net cash provided by operating activities was $10.8 million in the three months ended September 30, 2005, compared to a net cash outflow from operating activities of $1.8 million in the corresponding period of the previous fiscal year. The increase in net cash provided by operating activities reflects higher receipts from customers, lower purchases of smart cards and lower tax payments, offset in part by higher payments of payroll costs, travel expenses and facilities costs, as a result of an increase in the number of the Company's employees.
    Net cash used in investing activities for the three months ended September 30, 2005, comprised of $8.8 million of capital expenditure and $2.9 million for business acquisitions, net of cash acquired. This compares with capital expenditure of $3.7 million in the corresponding period of the previous fiscal year. The increase in capital expenditure is due to investment in new facilities in the United Kingdom, India and the United States, and higher purchases of technical equipment required to support customers.

    About NDS

    NDS Group plc (NASDAQ/ Euronext Brussels: NNDS), a majority-owned subsidiary of News Corporation is a leading supplier of open end-to-end digital pay TV solutions for the secure delivery of entertainment and information to television set-top boxes and IP devices. See www.nds.com for more information about NDS.

    Cautionary Statement Concerning Forward-looking Statements

    This document contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The "forward-looking statements" included in this document are made only as of the date of this document and we do not have any obligation to publicly update any "forward-looking statements" to reflect subsequent events or circumstances, except as required by law.

    CONFERENCE CALL

    Dr. Abe Peled, President and Chief Executive Officer and Alex
Gersh, Chief Financial Officer, will host a conference call to discuss this announcement and answer questions at 2:00 pm UK time (9:00 am New York time) on Tuesday, November 1, 2005.


Dial-in

UK Free Dial-in:              0800 073 8967
US Free Dial-in:              1-866-832-0717
International Dial-in:        +44 1452 562716

Replay (available for 7 days)

Replay passcode:              1417126#
U.K. Toll Free Replay:        0845 245 5205
U.S. Toll Free Replay:        1-866-247-4222
International Replay:         +44 1452 550000


    An audio replay will also be available on the NDS website www.nds.com from midday UK time on November 2, 2005.


                             NDS Group plc
            Unaudited Consolidated Statements of Operations
          (in thousands, except share and per share amounts)

                                                For the three months
                                                 ended September 30,
                                                ---------------------
                                                     2005        2004
                                                ---------   ---------
Revenue:
   Conditional access                           $  83,145   $  90,324
   Integration, development & support              13,834      16,808
   License fees & royalties                        24,566      16,000
   New technologies                                20,859      16,970
   Other                                            2,091       1,177
                                                ---------   ---------
Total revenue                                     144,495     141,279
                                                ---------   ---------
Cost of goods and services sold:
   Smart card costs                               (21,625)    (38,799)
   Operations                                     (33,679)    (15,553)
   Royalties                                       (2,897)     (3,075)
   Other                                           (1,622)       (140)
                                                ---------   ---------
Total cost of goods and services sold             (59,823)    (57,567)
                                                ---------   ---------
Gross margin                                       84,672      83,712
                                                ---------   ---------
Operating expenses:
   Sales & marketing                               (7,271)     (6,066)
   Research & development                         (30,104)    38,321)
   General & administration                        (8,577)    (12,102)
   Amortization of other intangibles               (2,338)     (3,101)
   Other                                             (647)      1,162
                                                ---------   ---------
Total operating expenses                          (48,937)    (58,428)
                                                ---------   ---------
Operating income                                   35,735      25,284

Other income:
   Interest                                         2,876       1,990
                                                ---------   ---------
Income before income tax expense                   38,611      27,274

Income tax expense                                (11,506)     (9,657)
                                                ---------   ---------
Net income                                       $ 27,105    $ 17,617
                                               ==========  ==========
Net income per share:
Basic net income per share                          $0.49       $0.32
Diluted net income per share                        $0.47       $0.31
                                               ==========  ==========

   Number of shares used in calculation
    of net income per share                    55,419,452  54,215,794
   Number of shares used in calculation
    of diluted net income per share            57,309,601  56,048,722
                                               ==========  ==========


                             NDS Group plc
                      Consolidated Balance Sheets
                 (in thousands, except share amounts)

                                                  As of        As of
                                              September 30,   June 30,
                                                  2005         2005
                                              (Unaudited)    (Audited)
                                                ---------   ---------
ASSETS
Current assets:
   Cash and cash equivalents                    $ 342,025   $ 339,791
   Accounts receivable, net                       100,100      73,588
   Accrued income                                  25,609      25,391
   Inventories                                     39,053      41,508
   Prepaid expenses                                14,053      15,795
   Other current assets                             3,535       3,595
                                                ---------   ---------
Total current assets                              524,375     499,668

Property, plant & equipment, net                   38,890      33,962
Goodwill                                           64,207      64,236
Other intangibles, net                             48,983      48,537
Deferred tax assets                                 5,116       5,121
Other receivables                                   6,298           ?
Other non-current assets                           21,051      20,374
                                                ---------   ---------
Total assets                                    $ 708,920   $ 671,898
                                                =========   =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                              $ 17,295    $ 18,336
   Deferred income                                 42,699      47,175
   Accrued payroll costs                           16,877      25,069
   Accrued expenses                                20,455      21,097
   Income tax liabilities                          13,596       4,070
   Other current liabilities                       11,054      13,498
                                                ---------   ---------
Total current liabilities                         121,976     129,245

Accrued expenses                                   31,031      28,547
Deferred income                                    97,502      87,353
                                                ---------   ---------
Total liabilities                                 250,509     245,145
                                                ---------   ---------
Shareholders' equity:
   Series A ordinary shares, par value $0.01
    per share: 13,526,222 and 13,318,546
    shares outstanding as of September 30,
    and June 30, 2005, respectively                   135         133
   Series B ordinary shares, par value $0.01
    per share:  42,001,000 shares outstanding
    as of September 30, and June 30, 2005,
    respectively                                      420         420
   Deferred shares, par value GBP 1 per share:
    42,000,002 shares outstanding as of
    September 30, and June 30, 2005,
    respectively                                   64,103      64,103
   Additional paid-in capital                     502,935     498,363
   Accumulated deficit                           (153,466)   (180,571)
   Other comprehensive income                      44,284      44,305
                                                ---------   ---------
Total shareholders' equity                        458,411     426,753
                                                ---------   ---------
Total liabilities and shareholders' equity      $ 708,920   $ 671,898
                                                =========   =========


                             NDS Group plc
            Unaudited Consolidated Statements of Cash Flows
                            (in thousands)

                                                For the three months
                                                 ended September 30,
                                               ----------------------
                                                     2005        2004
                                                ---------   ---------
Operating activities:
Net income                                       $ 27,105    $ 17,617

Adjustments to reconcile net income to net
 cash provided by operating activities:
   Depreciation                                     3,837       3,394
   Amortization of other intangibles                2,338       3,101
   Stock option-based compensation                    977       2,531

Change in operating assets and liabilities,
 net of acquisitions                              (23,415)    (28,445)
                                                ---------   ---------
Net cash provided (used) by operating
 activities                                        10,842      (1,802)
                                                ---------   ---------
Investing activities:
Capital expenditure                                (8,757)     (3,694)
Business acquisitions, net of cash acquired        (2,922)         --
                                                ---------   ---------
Net cash used in investing activities             (11,679)     (3,694)
                                                ---------   ---------
Financing activities:
Issuance of shares                                  2,797         780
                                                ---------   ---------

Net increase (decrease) in cash and cash
 equivalents                                        1,960      (4,716)

Cash and cash equivalents, beginning of
 period                                           339,791     228,620
Exchange movements                                    274      (2,802)
                                                ---------   ---------
Cash and cash equivalents, end of period        $ 342,025   $ 221,102
                                                =========   =========

    CONTACT: NDS Group plc
             Margot Field (Media), +44 208 476 8158
             or
             Yael Fainaro (IR), +44 208 476 8287
             or
             Shared Value
             Alex Dee, +44 207 321 5013
             or
             Breakaway Communications US
             Kelly Fitzgerald, +1-212-590-2555